SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 10, 2006
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Power Technology, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Nevada                          0-248671                      88-0395816
---------------                   ------------               -------------------
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                          109 Post Oak Lane, Suite 422
                              Houston, Texas 77024
                    ----------------------------------------
                    (Address of principal executive offices)

                                  713.621.4310
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

      On February 10, 2006, Power Technology, Inc. ("Power Technology") entered into a consulting contract with Timothy J. Connolly ("Connolly") to provide general business strategic consulting and management advisory services for the period January 1, 2006 through December 31, 2006. Connolly agreed to provide three eight hour workdays per month of general management strategic consulting services, including: advising on corporate structure; advising on marketing and press releases; developing strategic alliances; advising on and assistance with negotiating licensing agreements; advising on and assisting with obtaining patents; implementation of financial systems, structures and controls; retaining of appropriate executive, legal and accounting personnel for Power Technology; consulting on matters with the board of directors of Power Technology, including assisting the board of directors in developing policies and procedures and assisting the board of directors of Power Technology in mergers, acquisitions, and other business combinations. Connolly agreed to provide Power Technology office space, a conference room, telecommunication equipment, secure high speed internet access, computer equipment, copying equipment, a receptionist and clerical assistance for Power Technology's use during the term of the agreement at 109 North Post Oak Place, Suite 422, Houston, Texas 77024. Power Technology agreed to pay Connolly, the sum of $ 50,000 cash, plus $6,000 per month, paid quarterly. These monthly payments will be made in cash for a period of 12 months or, at the option of Power Technology, the fees paid shall be paid in shares of Power Technology's common stock at the lower of $.06 per share or 80% of the highest closing bid price per share the common stock of Power Technology, as reported by Bloomberg, LP, on the day prior to the date the payment is due. Power Technology agreed to pay Connolly an advisory fee equal to 5% of the total transaction value of any acquisition, merger, or debt financing which is consummated during the term of this agreement. Power Technology granted Connolly fully vested options for the right to purchase on demand, for one year, up to 5,000,000 shares of the common stock of Power Technology at the lower of $.06 per share or 80% of the highest closing bid price per share the common stock of Power Technology, as reported by Bloomberg, LP, on the day prior to the notice by Connolly of his intent to exercise his option rights. All the shares and underlying the options are to be registered by Power Technology upon demand by Connolly under Form S-8. Connolly will not own more than 4.9% of Power Technology at any time, unless mutually agreed by Connolly and Power Technology.

      On February 10, 2006, Power Technology entered into a consulting contract with Yoshi Yamanashi ("Yamanashi") to provide general business strategic consulting and management advisory services for the two year period of January 1, 2006 through December 31, 2007. The services to be provided by Yamanashi will include: advising on and assisting with Power Technology's marketing, sales, licensing and general business practices in Japan; developing strategic alliances in Japan; arranging and facilitating communications between Power Technology and Japanese companies that may wish to purchase, license, or manufacture Power Technology's products; advising on and assisting with negotiating licensing agreements; advising on and assisting with retaining of appropriate legal and accounting personnel for Power Technology in Japan; advising on and assisting Power Technology with compliance with Japanese business customs, practices, laws and regulations; and performing such other duties mutually agreed upon. Power Technology will pay Yamanashi a commission of 10% of the total net licensing fees Power Technology actually receives from those companies to whom Power Technology is introduced by Yamanashi. Power Technology will also pay Yamanashi a commission of 5% of the net royalties actually received by Power Technology from those companies for Power Technology products manufactured by those companies, for the first three years of the royalty agreement. Yamanashi shall not seek or accept any commission, payment or compensation directly or indirectly from any Japanese licensees and companies with whom Power Technology contracts and Yamanashi sole compensation for consulting with Power Technology and assisting it in arranging contracts with Japanese companies will be the consideration paid to Yamanashi by Power Technology. Yamanashi will pay all of his own out of pocket expenses, including travel, entertainment, and communications.

Section 9. Financial Statements and Exhibits

      (a)   Financial statements of business acquired: Not applicable

      (b)   Pro forma financial statements: Not applicable

      (c)   Exhibits:

            10.1 Consulting Agreement with Timothy J. Connolly dated February 10, 2006.

            10.2 Consulting Agreement with Yashi Yamawashi dated February 10, 2006.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2006                               Power Technology, Inc.


                                                /s/ Bernard J. Walter
                                                --------------------------------
                                                Bernard J. Walter, President